UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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SUMTOTAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMTOTAL SYSTEMS, INC.
1808 NORTH SHORELINE BLVD.
MOUNTAIN VIEW, CALIFORNIA 94043
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2007

Mountain View, California
April 27, 2007

TO THE STOCKHOLDERS OF SUMTOTAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SUMTOTAL SYSTEMS, INC., a Delaware corporation (the “Company”), will be held on Friday, June 8, 2007 at 10:00 a.m., local time, at the Company’s Corporate Headquarters, 1808 N. Shoreline Blvd., Mountain View, California 94043, for the following purposes:

•	To elect two (2) Directors to hold office until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such Directors’ death, resignation or removal.

•	To ratify the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 17, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Erika Rottenberg
Senior Vice President,
General Counsel and Secretary

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (which IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SUMTOTAL SYSTEMS, INC.
1808 NORTH SHORELINE BLVD.
MOUNTAIN VIEW, CALIFORNIA 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of SumTotal Systems, Inc., a Delaware corporation (the “Company” or “SumTotal”), for use at the Annual Meeting of Stockholders to be held on June 8, 2007, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s Corporate Headquarters at 1808 North Shoreline Blvd., Mountain View, California 94043. This proxy statement and accompanying proxy card are first being mailed on or about May 1, 2007 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock (“Common Stock”) beneficially owned by others so that they may forward such materials to such beneficial owners and the corresponding forwarding expenses will be reimbursed by the Company. Original solicitation of proxies by mail may be supplemented by telephone, telegram and other means by directors, officers and/or other regular employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on April 17, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 27,170,954 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

Under the Company’s bylaws, abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but do not count in determining the number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will not otherwise affect the outcome of the vote or proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but do not count in determining the number of Votes Cast with respect to a proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Voting Via the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Stockholders whose shares are registered in the name of a bank or brokerage firm and have not elected to receive their proxy statement over the Internet may be eligible to vote their shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. Stockholders whose bank or brokerage firm is participating in ADP’s program will have instructions provided on their proxy card. Stockholders whose proxy card does not reference Internet or telephone information may complete and return the proxy card in the self-addressed, postage paid envelope provided.

Proxies; Revocability of Proxies

Whether or not they are able to attend the Annual Meeting, the Company urges all stockholders to submit their proxy, which is solicited by the Company’s Board of Directors and which, when properly completed, will be voted as directed by the stockholder. In the event no directions are specified, proxies will be voted “FOR” the nominees of the Board of Directors (Proposal 1), “FOR” the ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2007 (Proposal 2), and “in the discretion of the proxy holders” as to any other matters that may properly come before the Annual Meeting or any adjournment thereof. The Company urges all stockholders to give direction as to how to vote their shares. Stockholders may revoke or change their proxy at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy with a later date to the Secretary of the Company at the Company’s Corporate Headquarters located at 1808 North Shoreline Blvd., Mountain View, California 94043 before the beginning of the Annual Meeting. Stockholders of record may also revoke their proxy by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Stockholder Proposals

Proposals of stockholders that are intended to be included in the proxy statement and proxy relating to the 2008 Annual Meeting of Stockholders must be received by the Company not later than January 2, 2008. In addition, the Company’s bylaws provide for the timing and content of notice which stockholders must provide to the Company at the Company’s principal executive office, for the nomination of directors or other proposals to be properly presented at a stockholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not later than the close of business 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received at the Company’s principal executive offices not earlier than the close of business 90 days prior to such annual meeting and not later than the close of business on the later of (i) 60 days prior to the annual meeting or, (ii) in the event the Company makes a public announcement of the date of the annual meeting fewer than 70 days prior to the annual meeting, the close of business 10 days following the day the date public announcement of the date of the meeting is made.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each serving staggered three-year terms. Vacancies on the Board of Directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A director elected to fill a vacancy shall hold office until the next election of the class of directors for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

As of the record date, the Company’s Board of Directors was composed of eight members. There are three Class III directors, Sally Narodick, Kevin Oakes and Stephen Thomas, whose terms of office expire in 2007. Effective at the Annual Meeting by action of the Board of Directors in February 2007, upon the expiration of Mr. Thomas’ term, the number of directors on our Board will be reduced to seven and the number of Class III directors will be reduced to two. Each of Ms. Narodick and Mr. Oakes has been unanimously nominated by the Company’s Corporate Governance and Nominating Committee as nominees for election as Class III directors and recommended for inclusion on the proxy (see “Board Committees and Meetings”). Ms. Narodick and Mr. Oakes are currently directors of the Company, and Ms. Narodick is chair of the Company’s Corporate Governance and Nominating Committee and a member of the Company’s Compensation Committee. If elected at the Annual Meeting, Ms. Narodick and Mr. Oakes will serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until such directors’ death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Ms. Narodick and Mr. Oakes have each agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. The two nominees for director who receive the highest number of affirmative votes shall be elected as directors. Votes withheld from a nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “INFORMATION CONCERNING SOLICITATION AND VOTING — Quorum; Abstentions; Broker Non-Votes.”

Set forth below is biographical information for each nominee and each person whose term of office as a director will continue after the Annual Meeting, as well as biographical information for the Company’s executive officers. There is no family relationship between any director or executive officer of the Company.

Class III Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

Sally Narodick, 61, has served as a member of the Board of Directors of the Company and as chair of the Company’s Corporate Governance and Nominating Committee and a member of the Compensation Committee since the Company’s inception in March 2004. She served as Lead Director of Click2learn, Inc. (“Click2learn”), the company that was merged into SumTotal, from December 2002 to March 2004 and as a director from May 1999 to March 2004. From September 2000 to March 2001, she worked with Click2learn’s management team advising on mergers and acquisitions, in addition to working with other non-competitive e-Learning companies. From October 1998 to September 2000, she was President and CEO of Apex Learning Inc., which provides e-Learning courses to high school students. From December 1996 through October 1998, she was an educational technology consultant working primarily for the Consumer Software Division of International Business Machines Corp. (“IBM”), an information technology company. Prior to that, she was Chair and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until June 1996. Ms. Narodick is a director of Penford Corporation, a provider of specialty natural ingredient systems for various applications; Solutia, Inc., a publicly held specialty chemical company, where she is also a member of the company’s Audit Committee; Puget Energy, a publicly held gas and electric utility, where she chairs the Audit Committee; and Cray Inc., a global supercomputer leader, where she is also a member of the company’s Audit Committee.

Kevin Oakes, 43, has served as a member of the Board of Directors of the Company since the Company’s inception in March 2004 and as President of the Company from March 2004 until May 2006. He previously served as a director of Click2learn from September 1997, and its Chief Executive Officer from January 2000 and Chair of the Board from May 2001 until March 2004. Mr. Oakes had been President of Click2learn since joining the company in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, a custom content development company, Acorn Associates, an e-Learning consulting firm and TopShelf Multimedia, a reseller of e-Learning titles which he founded in March 1993, January 1996 and March 1997, respectively, and each of which Click2learn acquired in September 1997. Prior to 1993, Mr. Oakes held positions at The Minnesota Mutual Life Insurance Company, an insurance company, and Fidelity Investments, a mutual fund company. Mr. Oakes was also chairman of the Board of Directors of the American Society of Training and Development (“ASTD”) for 2006, and is currently the CEO of the Institute for Corporate Productivity.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF THE ELECTION OF MS. NARODICK AND MR. OAKES
AS CLASS III DIRECTORS OF THE COMPANY.

Class I Directors Continuing in Office Until the 2008 Annual Meeting

Jack Acosta, 59, has served as a member of the Board of Directors of the Company and as chair of the Company’s Audit Committee since the Company’s inception in March 2004. Mr. Acosta has also served as the chair of the Board of Directors of the Company since November 2005 and lead independent director from October 2005 to November 2005, during Mr. Fowler’s term of as the Company’s interim Chief Executive Officer. He served as a member of the Board of Directors of Docent, Inc. (“Docent”), the company that was merged into SumTotal, from April 2003 until March 2004. He also served on the Board of Directors of Savi Technology, Inc., a provider of RFID solutions, from April 2005 until July 2006, and BenefitStreet, Inc., a company providing financial services, from September 2004 until September 2006, and is currently on the Board of Directors of Integral Development, a financial services software company. Mr. Acosta served as Chief Financial Officer and Vice President, Finance for Portal Software, a software company, from February 1999 until September 2001. In addition, Mr. Acosta served as Secretary for Portal Software from February 1999 through April 1999. From July 1996 to January 1999, Mr. Acosta served as Executive Vice President and Chief Financial Officer for Sybase, Inc., a database company. From December 1994 until July 1996, Mr. Acosta served as Vice President, Engineering Services, Integration and Business Management of Sybase. From March 1993 until December 1994, Mr. Acosta served as President, Chief Operating Officer and a director of Tanon Manufacturing, Inc., a manufacturing and engineering services company.

Vijay Vashee, 56, has served as a member of the Board of Directors of the Company and as a member of the Company’s Audit Committee since the Company’s inception in March 2004. Since October 2005 he has also served as a member of the Company’s Compensation Committee. He served as a director of Click2learn from July 2001 until March 2004. From 1982 until October 2001, Mr. Vashee served in various senior marketing, product management and executive positions at Microsoft Corporation, a software company, including as General Manager for Microsoft Project from 1988 to 1992 and as General Manager for Power Point from 1992 to 1997. Mr. Vashee is the Chair and was founding President of The Indus Entrepreneurs, Seattle and previously served as a board member of IntelliPrep Technologies, Inc., a software company in the business education market, prior to its acquisition by Click2learn in May 2001.

Class II Directors Continuing in Office Until the 2009 Annual Meeting

John Coné, 56, has served as a member of the Board of Directors of the Company and as chair of the Company’s Compensation Committee and a member of the Corporate Governance and Nominating Committee since the Company’s inception in March 2004. He served as a director of Click2learn from May 2002 to March 2004. He currently is a consultant and author in the field of organization learning and has served as Chair and President of ASTD in 2002 and 2003, respectively. In 2002, Mr. Coné served on the Board of Storied Learning, a privately-held e-Learning content company. From July 1995 until his retirement in

August 2001 he served as Vice President of Learning & Development for Dell Inc., a computer hardware company. Prior to Dell, he served as Chief Learning Officer and Vice President of Human Resources for Sequent Computer Systems Inc., a computer hardware and software company, from June 1991 to June 1995. Prior to Sequent, he served as Director of Corporate Educational Services for Motorola, Inc., a communications company providing mobility products, from February 1988 to May 1991, where he was a founder and creator of Motorola University in 1990.

Donald E. Fowler, 69, has served as Chief Executive Officer of the Company since October 2005 and as a member of the Board of Directors of the Company since the Company’s inception in March 2004. From the Company’s inception until November 2005, he served as the chair of the Board of Directors. He also served as a member of the Company’s Compensation Committee and the Company’s Corporate Governance and Nominating Committee from March 2004 to October 2005. Mr. Fowler served as a member of the Board of Directors of Docent from January 2003 to March 2004, and was a member of Docent’s Audit and Governance and Nominating Committees during the same period. He has recently served on the boards of ADAC Laboratories, a maker of high-tech healthcare products, and TelCom Semiconductor, a semiconductor manufacturer, and now serves on the board of Storage Engine, Inc., an enterprise imaging software company. Mr. Fowler is involved with various private companies, through advisory or board memberships, served as CEO of eT Communications, a telecommunications company, from 1996 to 1998 and served as interim CEO of several companies between 1996 and 2002. Mr. Fowler was Senior Vice President at Tandem Computers, a company that manufactured fault-tolerant computers, from 1986 to 1996. Mr. Fowler also served in executive capacities with Bechtel Group, an engineering, construction and project management company, from 1976 to 1986, and IBM from 1965 to 1976.

Ali Kutay, 51, has served as a member of the Board of Directors of the Company and as a member of the Company’s Audit and Corporate Governance and Nominating Committees since the Company’s inception in March 2004. He has also served as a member of the Company’s Compensation Committee since October 2005. He served as a member of the Board of Directors of Docent from April 2000 to March 2004; as a member of Docent’s Audit Committee from April 2000 until March 2004; and as a member of Docent’s Governance Committee from January 2003 until March 2004. From May 2004 through the present, Mr. Kutay has served as Chairman, Chief Executive Officer and President of Golden Gate Software, Inc., a transactional data management company and since March 2006 has been a director of Gauda, Inc. From 1999 to 2003 Mr. Kutay was the Chair and Chief Executive Officer of AltoWeb, Inc., a provider of e-business infrastructure software. From 1997 to 1998 he was a director, and subsequently President and Chief Executive Officer of WebLogic, Inc., a Java-based application server company, which was merged with BEA Systems, Inc., an enterprise application and service infrastructure software company, in 1998. Previously he was the President and CEO of Lockheed Martin Corporation’s Commercial Software Business Unit, Formtek, from 1990 to 1997 (Formtek was subsequently acquired in 2002 by a group of investors led by DFI International, Resource Ventures and SwannStreet Ventures). At Formtek, Mr. Kutay served in various roles, including its President and Chief Executive Officer, from 1985 until 1989.

Class III Director Not Standing for Re-Election

Stephen Thomas, 52, has served as a member of the Board of Directors of the Company since October 2005. Following the Annual Meeting, Mr. Thomas will no longer be a member of the Company’s Board of Directors. From August 2006 through the present, Mr. Thomas has served as President, Chief Executive Officer and Chairman of WireFree Corporation, a company focused on the wireless mote application market. He previously served as President and Chief Executive Officer of Pathlore Software Corporation (“Pathlore”), a company he founded in November 1995, from 1995 to October 2005. The Company acquired Pathlore in October 2005. Prior to founding Pathlore, Mr. Thomas was general manager of the Employee Performance Support Division of Legent Corporation (“Legent”), a computer system productivity software company. Before joining Legent, he served in a senior-level role at DataFocus Corp from June 1992 to May 1995 where he started and managed the consulting operation. From February 1991 to June 1992, Mr. Thomas was director of technical services at Software AG, a software company.

Executive Officers

David Crussell, 44, has served as Chief Operating Officer of the Company since February 2006 and Executive Vice President of Operations of the Company from October 2004 to February 2006. He also served as Senior Vice President of Operations from the Company’s inception in March 2004 until October 2004. He previously served as Senior Vice President, Worldwide Operations of Docent from March 2002 to March 2004. From 2001 to 2002, Mr. Crussell was Chief Operating Officer and Vice President of Sales for Steelpoint Technologies, Inc, a Web-based content management software company. From 1994 to 2001, Mr. Crussell held numerous executive positions at ADAC Laboratories, including Senior Vice President and General Manager of the Radiation Therapy Planning Software Division. From 1986 to 1994, Mr. Crussell held numerous managerial positions, including Software Development Manager, at GE Medical Systems, a unit of General Electric Company, a diversified industrial corporation.

Sanjay Dholakia, 37, has served as Senior Vice President, Corporate and Business Development of the Company since April 2006 and as Senior Vice President of Marketing and Alliances for the Company from the Company’s inception in March 2004 until April 2006. He served as Vice President of Marketing and Business Development of Docent from February 2002 until March 2004. Mr. Dholakia joined Docent in February 2001 as Director of Corporate Business. From April to December 2000, he served as Director of Business Development and acting COO for a portfolio company within Walker Digital, a business incubation and intellectual property firm. From 1997 to 2000, Mr. Dholakia served as an Engagement Manager at McKinsey & Company, a management consulting firm. From 1991 to 1995, he served as a Senior Consultant at Andersen Consulting, a management and technology services organization.

Neil J. Laird, 54, has served as Chief Financial Officer of the Company since the Company’s inception in March 2004. He served as Senior Vice President and Chief Financial Officer of Docent from August 2002 until March 2004. He currently serves on the Board of Directors of Biolase Technology, Inc., a medical technology company. From April until June 2002, Mr. Laird was Chief Financial Officer of Novasonics, Inc., a privately held medical products company. From 1999 to 2001, Mr. Laird was Senior Vice President and Chief Financial Officer of ADAC Laboratories. From 1998 to 1999, Mr. Laird held various executive positions at Coherent Medical Group, a medical laser company. From 1997 to 1998, Mr. Laird was an independent consultant. From 1980 to 1997, Mr. Laird held various executive and managerial financial positions, including Vice President-Corporate Controller, at Measurex Corporation, a computer company.

Erika Rottenberg, 44, has served as Senior Vice President, General Counsel and Secretary of the Company since the Company’s inception in March 2004. Prior to joining the Company, Ms. Rottenberg held various positions at Creative Labs, Inc., a wholly-owned subsidiary of Creative Technology Ltd., a digital entertainment and computer peripheral company, including serving as Vice President, Strategic Development and General Counsel. From 1992 to 1996, Ms. Rottenberg was associated with the law firm of Cooley Godward in its Silicon Valley offices, where she practiced corporate and employment law for technology companies.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected BDO Seidman, LLP as its independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for fiscal 2007, and the stockholders are being asked to ratify such selection. Representatives of BDO Seidman, LLP will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. In the event stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee pre-approves all audit and non-audit services provided by BDO Seidman, LLP, the Company’s independent registered public accounting firm. This policy is set forth in the Charter of the Audit Committee which is posted under the “Our Company — Investor Relations — Corporate Governance” section of the Company’s web site at: www.sumtotalsystems.com.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007

CORPORATE GOVERNANCE

Board Committees and Meetings

During the fiscal year ended December 31, 2006, the Board of Directors held nine meetings and met regularly in executive session without management. At the end of 2006, the Board conducted its self-assessment of the Board as a whole and, in addition, it also conducts an assessment of those individual directors whose terms are expiring. The Board has determined that Messrs. Acosta, Coné, Kutay and Vashee and Ms. Narodick are each independent directors under the listing standards of the Nasdaq Stock Market. The Board maintains an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The membership and function of these committees are described below. Each committee operates under a written charter that has been approved by the Board and has the authority to retain outside advisors to assist it in carrying out its duties. The charters for each of the above committees, the Company’s Business Practices Policy, Code of Ethics and Reporting Hotline Policy which includes information concerning direct communication with the Chair of the Audit Committee, are posted under the “Our Company — Investor Relations — Corporate Governance” section of the Company’s web site at: www.sumtotalsystems.com. The Company intends to satisfy its disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Company’s Code of Ethics by posting such information on the Company’s web site, at the address specified above.

During the fiscal year ended December 31, 2006, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

It is the Company’s policy to strongly encourage all directors to attend the Company’s Annual Meeting.

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee also assists the Board in its oversight of (1) the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) compliance with the Company’s code of ethics for senior financial officers and procedures for the submission and treatment of complaints or concerns regarding financial matters. The Audit Committee, which during the fiscal year ended December 31, 2006 was composed of Messrs. Acosta, Kutay and Vashee, held 11 meetings during the Company’s fiscal year ended December 31, 2006. Mr. Acosta served as Chair of the Audit Committee. The Board of Directors has determined that Mr. Acosta is an Audit Committee financial expert (as currently defined under applicable Securities and Exchange Commission, or SEC rules). The Board has determined that all members of the Audit Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to (1) compensation of the Company’s executive officers and directors, (2) establishing performance goals for and reviewing the performance of the Company’s Chief Executive Officer and (3) administration of the Company’s equity incentive plans. The Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of the Company. During the fiscal year ended December 31, 2006, the Compensation Committee was composed of Messrs. Coné, Kutay and Vashee and Ms. Narodick. The Compensation Committee held eight meetings during the Company’s fiscal year ended December 31, 2006, three of which were joint meetings with the Corporate Governance and Nominating Committee. Mr. Coné served as Chair of the Compensation Committee. The Board has determined that all members of the Compensation Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market). The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist it, and during 2006 the Compensation Committee engaged Radford Surveys + Consulting, an independent compensation consultant, to provide competitive data regarding executive and director compensation. In addition, subject to aggregate limits on the number of shares subject to grants and conformance with grant guidelines for employees, the Compensation Committee has delegated the authority to grant stock options to non-executive employees to a committee consisting of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. In 2006, certain executives of the Company attended meetings of the Compensation Committee as needed. For compensation decisions relating to executive officers (other than our Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chief Executive Officer. No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee regularly met in executive session to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the Chief Executive Officer.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (1) develops, updates as necessary and recommends to the Board corporate governance principles and policies applicable to the Company, (2) monitors compliance with such principles and policies, (3) identifies individuals qualified to become members of the Board and (4) approves and recommends to the Board director candidates. During the fiscal year ended December 31, 2006, the Corporate Governance and Nominating Committee was composed of Messrs. Coné and Kutay and Ms. Narodick. Ms. Narodick served as Chair of the Corporate Governance and Nominating Committee and the Corporate Governance and Nominating Committee held four regularly scheduled meeting and numerous ad hoc meetings during the Company’s fiscal year ended December 31, 2006. In addition, the Corporate Governance and Nominating Committee held three joint meetings with the Compensation Committee. The Board has determined that all members of the Corporate Governance and Nominating Committee are independent (as currently defined under the listing standards of the Nasdaq Stock Market).

The charter of the Corporate Governance and Nominating Committee requires the Committee to develop and periodically review and recommend to the Board appropriate revisions to the director selection guidelines. The following guidelines have been adopted by the Board upon the recommendation of the Corporate Governance and Nominating Committee: when considering potential director candidates for nomination or election, directors should consider the following qualifications, among others, of each director candidate: (1) high standard of personal and professional ethics, integrity and values; (2) training, experience and ability at making and overseeing policy in business, government and/or education sectors; (3) willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents; (4) willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership; (5) willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs; (6) willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and (7) willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performance. The Board believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board composition should be considered when determining Board needs and evaluating director candidates to fill such needs: (1) independence; (2) diversity (e.g. age, geography, professional, other); (3) professional experience; (4) industry knowledge (e.g. relevant industry or trade association participation); (5) skills and expertise (e.g. accounting or financial); (6) leadership qualities; (7) public company board and committee experience; (8) non-business-related activities and experience (e.g. academic, civic, public interest); (9) Board continuity (including succession planning); (10) Board size; (11) number and types of committees, and committee sizes; and (12) legal and Nasdaq Stock Market requirements and recommendations, and other corporate governance-related guidance regarding Board and committee composition (including matters such as financial literacy or financial expertise).

It is the policy of the Corporate Governance and Nominating Committee of the Board of Directors to consider both recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder who desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Company’s Secretary, 1808 N. Shoreline Boulevard, Mountain View, California 94043, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. A stockholder who instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 5 of the Company’s Amended and Restated Bylaws and as described above under “Stockholder Proposals.” To be in proper form, a stockholder’s notice to the Company Secretary shall set forth: the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and if applicable, the consent of each nominee to serve as director of the Company if so elected.

Stockholder Communications with the Board

Stockholders may contact any of the Company’s directors by writing to them by mail or express mail c/o the Secretary, SumTotal Systems, Inc., 1808 N. Shoreline Blvd., Mountain View, CA 94043. Employees and others who wish to contact a member of the Audit Committee to report questionable accounting or auditing matters may report such concerns on an anonymous basis, as set forth in the Company’s Reporting Hotline Policy, Receipt, Treatment and Retention of Concerns to the SumTotal Systems, Inc. Board of Directors’ Audit Committee Members or Executive Staff, which is posted on the Company’s web site at www.sumtotalsystems.com under “Our Company — Investor Relations — Corporate Governance.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 17, 2007:

•	each stockholder who is known by the Company to own beneficially more than 5% of the Company’s Common Stock;

•	each of the Company’s Chief Executive Officer, Chief Financial Officer, its other three most highly compensated executive officers all as of December 31, 2006 and its former President (the “Named Executive Officers”);

•	each of the Company’s non-employee directors; and

•	the Company’s non-employee directors and executives as a group.

Unless otherwise indicated, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of the Company’s Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Applicable percentage ownership is based on 27,170,954 shares of Common Stock outstanding as of April 17, 2007, and options exercisable within sixty days of that date. In computing the number and percentage of shares beneficially owned by each person, shares of Common Stock subject to options currently exercisable, or exercisable within sixty days of April 17, 2007, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Neil Gagnon (2)	2,317,774	8.5%
1370 Avenue of the Americas, Suite 2400 New York, NY 10019

Austin W. Marxe and David M. Greenhouse/Special Situation Funds AWM Investment Company, Inc. (3)	2,171,306	8.0%
527 Madison Ave, Suite 2600 New York, NY 10022

Rick D, Leggott / Arbor Capital Management LLC (4)	2,052,700	7.6%
120 S Sixth St. Ste. 1000 One Financial Plaza Minneapolis, MN 55402

Norwest Venture Partners VI, LP (5)	1,917,286	7.1%
525 University Avenue, Suite 800 Palo Alto, CA 94301

David Crussell (6)	333,902	1.2%

Neil Laird (7)	323,867	1.2%

Donald Fowler (8)	311,735	1.1%

Sanjay Dholakia (9)	255,711	*

Kevin Oakes (10)	181,982	*

Erika Rottenberg (11)	108,348	*

Stephen Thomas	91,218	*

Ali Kutay (12)	62,847	*

Jack Acosta (13)	51,981	*

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Vijay Vashee (14)	43,252	*

Sally Narodick (15)	39,296	*

John Coné (16)	37,173	*

All Named Executive Officers and Non-Employee Directors as a group (17)	1,841,312	6.4%

*	Represents beneficial ownership of less than one percent of the Common Stock.

(1)	This table is based on information supplied by the Named Executive Officers, directors and principal stockholders, Schedules 13-G and 13G/A filed with the SEC, and the Company’s register of stockholders.

(2)	Based on Schedule 13G filed by Neil Gagnon on February 7, 2007.

(3)	Based on Schedule 13G/A filed by Austin W. Marxe and David M. Greenhouse on February 14, 2007. Includes 100,341 shares issuable upon the exercise of outstanding warrants.

(4)	Based on Schedule 13G filed by Rick D. Leggott and Arbor Capital Management LLC on February 2, 2007.

(5)	Based on Schedule 13G filed by Norwest Venture Partners on February 15, 2005.

(6)	Includes 283,902 shares that Mr. Crussell has the right to acquire within sixty (60) days after April 17, 2007.

(7)	Includes 238,867 shares that Mr. Laird has the right to acquire within sixty (60) days after April 17, 2007.

(8)	Includes 276,735 shares that Mr. Fowler has the right to acquire within sixty (60) days after April 17, 2007.

(9)	Includes 254,994 shares that Mr. Dholakia has the right to acquire within sixty (60) days after April 17, 2007.

(10)	Includes 100,000 shares that Mr. Oakes has the right to acquire within sixty (60) days after April 17, 2007.

(11)	Includes 106,559 shares that Ms. Rottenberg has the right to acquire within sixty (60) days after April 17, 2007.

(12)	Includes 62,847 shares that Mr. Kutay has the right to acquire within sixty (60) days after April 17, 2007.

(13)	Includes 51,981 shares that Mr. Acosta has the right to acquire within sixty (60) days after April 17, 2007.

(14)	Includes 30,000 shares that Mr. Vashee has the right to acquire within sixty (60) days after April 17, 2007.

(15)	Includes 39,296 shares that Ms. Narodick has the right to acquire within sixty (60) days after April 17, 2007.

(16)	Includes 32,391 shares that Mr. Coné has the right to acquire within sixty (60) days after April 17, 2007.

(17)	Includes 1,477,572 shares that Named Executive Officers and Directors have the right to acquire within sixty (60) days after April 17, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2006, all of the Company’s executive officers, directors and greater than ten percent (10%) stockholders complied with applicable Section 16(a) filing requirements, except that Kevin Oakes, a director of the Company, filed an amendment to a Form 4 relating to one transaction involving the forfeiture of shares of restricted stock upon termination of his employment with the Company, which was not previously reported.

DIRECTOR COMPENSATION

On February 9, 2006, the Board of Directors approved the payment of the following fees to each of its independent directors for their services as directors for fiscal 2006:

•	An annual retainer of $17,000;

•	An additional annual retainer of $10,000 for the Board Chair; and

•	An option to purchase 10,000 shares of our common stock, vesting in 12 equal monthly installments.

The Board also approved the payment of the following annual retainers for its independent directors who are members of each committee of the Board of Directors:

•	Audit Committee: $6,000 plus an additional $10,000 for the Chair of Audit Committee;

•	Compensation Committee: $4,500 plus an additional $6,500 for the Chair of the Compensation Committee; and

•	Corporate Governance and Nominating Committee: $2,500 plus an additional $5,500 for the Chair of the Corporate Governance and Nominating Committee.

In addition, each independent director is paid a fee of $1,000 per special meeting of the Board or committee attended and a $500 phone meeting fee for each special Board or committee meeting attended telephonically. For 2006, there were no special meetings. We also reimburse all directors for reasonable and customary expenses relating to meetings of the Board of Directors and committees thereof.

2006 Director Compensation

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of directors of the Company for the fiscal year ended December 31, 2006. (1)

Name	Fees Earned or Paid in Cash ($)	Option Awards (2)		Total ($)
Jack Acosta	$43,000	$97,313	(3)(4)	$140,313
John Coné	$30,500	$55,486	(4)(5)	$85,986
Ali Kutay	$30,000	$68,048	(4)(6)	$98,048
Sally Narodick	$29,500	$55,486	(4)(7)	$84,986
Stephen Thomas	—	—		—	(9)
Vijay Vashee	$27,500	$55,486	(4)(8)	$82,986

(1)	Messrs. Fowler and Oakes, two of our directors, are also Named Executive Officers and their total compensation is set forth in the Summary Compensation Table. Neither of them received any compensation in connection with their services as a director of the Company.

(2)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2006 for stock option awards as determined pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments (“SFAS No. 123R”), which was issued by the Financial Accounting Standards Board in December 2004, disregarding any adjustments for estimated forfeitures. These compensation expenses include stock option awards granted in and prior to 2006. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(3)	Includes $41,826 from the vesting of an option for 21,981 shares granted on April 9, 2003. At the end of fiscal 2006, Mr. Acosta had outstanding options for 51,981 shares.

(4)	Includes $27,473 from the vesting of an option for 10,000 shares granted on June 9, 2006, which had a total grant date value of $60,200 and $28,013 from the vesting of an option for 10,000 shares granted on September 23, 2005.

(5)	At the end of fiscal 2006, Mr. Coné had outstanding options for 32,391 shares.

(6)	Includes $12,562 from the vesting of an option for 9,891 shares granted on October 29, 2002. At the end of fiscal 2006, Mr. Kutay had outstanding options for 62,847 shares.

(7)	At the end of fiscal 2006, Ms. Narodick had outstanding options for 39,296 shares.

(8)	At the end of fiscal 2006, Mr. Vashee had outstanding options for 30,000 shares.

(9)	Mr. Thomas, the former President and Chief Executive Officer of Pathlore Software Corporation, which the Company acquired in October 2005, is not deemed to be an independent director and did not receive any compensation in connection with his services as a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Programs

Our executive compensation programs are designed to attract, retain and motivate our executive officers in a manner that is tied to achieving the Company’s business objectives and aligning the interests of our executive officers with the long-term interests of our stockholders. With these objectives in mind, our compensation programs are designed to provide our executives with the incentive to increase the performance and valuation of the Company based on attaining both Company-wide financial milestones and individual-specific milestones.

Specifically, our compensation for our “Section 16 Officers” (Messrs. Fowler, Laird, Crussell, Dholakia and Oakes, our former President, and Ms. Rottenberg) in 2006 consisted of three primary elements: base salary, performance bonuses, and stock-option grants. In addition, certain of our Section 16 Officers were paid retention bonuses in 2006, pursuant to retention bonus agreements entered into in 2005 between the Company and such Section 16 Officer, as described below in “Retention Bonus.” In determining compensation, both quantitative and qualitative factors relating to the Company and individual performance are considered. The determination is not based on any single performance factor but, rather, a mix of factors, such as comparing our compensation levels to those paid by similar companies, our overall performance, each Section 16 Officer’s individual education, experience, performance and contributions, the desire to maintain internal equity and consistency among our Section 16 Officers and other considerations that we deem to be relevant. In reviewing each element of compensation paid to our Section 16 Officers, the Compensation Committee looks at each element individually and as compared to the total compensation paid.

In addition, we have change of control agreements with each of our Section 16 Officers, which provide payments and benefits if their employment with the Company is terminated under certain circumstances following a change of control of the Company. These arrangements are discussed in detail below under “Change of Control Agreements.”

Cash-Based Compensation

Base Salary.  We believe that our base salaries are an important element of our executive compensation program in order to attract, retain and motivate individuals, and to provide a steady and predictable income stream. The Compensation Committee reviews base salaries for our Chief Executive Officer and the other Section 16 Officers to determine if a change is appropriate, typically on an annual basis. For compensation decisions relating to Section 16 Officers (other than our Chief Executive Officer), the Compensation Committee also considers the recommendations of our Chief Executive Officer. In addition, for 2006, the Compensation Committee also used a survey conducted by Radford Surveys + Consulting, an independent consultant. The survey consisted of approximately 130 high-technology companies across the country with annual revenues between $50 million and $200 million, and provided information regarding base salaries and bonuses paid for comparable positions in the surveyed companies. In reviewing base salaries and performance bonuses, we consider numerous factors, including, among others, level of responsibility, the individual’s education, experience, performance and contributions, expectation of future performance and contributions, the relationship among compensation paid within our company and the compensation paid at other similar companies.

Performance Bonus.  The Company’s Section 16 Officers are also eligible to earn annual compensation in the form of an incentive bonus under the Company’s 2006 Executive and Management Bonus Plan (the “Executive Bonus Plan”). The Executive Bonus Plan’s objectives are to enhance and reinforce the goals of the Company by providing participants under the plan with additional financial incentives and rewards for attainment of these goals. Under the terms of the plan, 80% of each individual’s potential bonus is tied to the financial performance of the Company and the remaining 20% to the achievement of certain “most important tasks” or “MITs,” which are specific for each participant.

Each Section 16 Officer has an individual target bonus based on attaining both Company-wide performance targets in bookings, revenue and operating profit and individual performance goals. The target bonus is computed as a percentage of base salary and determined by the Compensation Committee. As discussed above with respect to base salaries, we consider numerous factors in reviewing and establishing target bonus levels, which, for fiscal 2006, was 60% for each of our Chief Executive Officer and Chief Operating Officer, 50% for our Chief Financial Officer, 45% for our Senior Vice President and General Counsel and 40% for our Senior Vice President, Corporate and Business Development.

Of the total possible bonus for each Section 16 Officer under the Executive Bonus Plan, 80% (20% for each quarter) is based on the Company reaching certain financial milestones with respect to bookings, revenue and operating profit. The financial targets are based on non-GAAP (“Generally Accepted Accounting Principles”) numbers because the Compensation Committee believes that non-GAAP financial measures more closely align the operations of the business than GAAP financial measures. The targets and the payouts are cumulative on a quarter-by-quarter basis and the bonus payment, if any, is determined quarterly. In the first quarter of 2006, the Compensation Committee set both the quarterly and annual financial milestones for fiscal 2006 for the Executive Bonus Plan at levels which represented significant growth from the Company’s performance in 2005.

The financial milestone component of the Executive Bonus Plan is based on three indicators: bookings, which comprise 40% of the bonus, and revenue and operating profit, which each comprise 30% of the bonus. Each financial component stands on its own for purposes of payout. In other words, if the target is met with respect to one component of the financial milestones, as described below in more detail, the payout will be made with respect to that component regardless of whether the milestones for the other components were achieved. Payouts for each of these three components of the bonus are made on a sliding scale based on the financial targets established by the Compensation Committee. For each of bookings and revenue, no bonus is paid if the Company achieves less than 90% of the target amount. At 90% of the target amount for bookings or revenue, participants will receive 50% of that component of the bonus, after which, each one percentage point increase in the target amount achieved will result in a five percentage point increase in the bonus paid until 100% of the target amount is achieved, in which case 100% of the bonus would also be paid. For example, if the Company achieves 95% of the target amount for bookings or revenue, participants will receive 75% of that component of the bonus. For operating profit, no bonus is paid if the Company achieves less than 50% of the target amount. At 50% of the target amount, participants will receive 50% of that component of the bonus, after which the percentage payout of the bonus will equal the percentage of the target amount achieved until 100% of the target has been achieved and 100% of the bonus has been paid out. For example, if the Company achieves 75% of the target amount for operating profit, participants will receive 75% of that component of the bonus.

The remaining 20% of the target bonus under the Executive Bonus Plan is based on achievement by the participant of individual MITs, which are agreed upon for each Section 16 Officer by the Compensation Committee in the first quarter of the year and updated periodically as business needs necessitate. These MITs are specific for each individual and may focus on, among other tasks, performance or improvements in the individual’s department, specific goals with respect to sales, customers or products or the development of specific programs or initiatives for the individual’s department or the Company as a whole. The MIT portion of the Executive Bonus Plan is paid annually and after evaluation by the Compensation Committee, which is typically in the first quarter of the following fiscal year. In 2004, the Company decided that, despite the individual attainment of MITs, to not make any payments of the MIT component of the performance bonus based on the overall financial performance of the Company.

The Company reserves the right to amend, revoke or terminate the Executive Bonus Plan at any time and the Compensation Committee has the discretion to not make any payouts under the plan if the Compensation Committee concludes that the overall performance of the Company does not warrant the payout of these awards. Each of the Company’s Section 16 Officers received approximately 43% of the target bonus in 2004, approximately 60% to 64% of the target bonus in 2005 and approximately 96% to 98% of the target bonus in 2006.

Retention Bonus.  Upon the departure of the Company’s former Chief Executive Officer, R. Andrew Eckert, in October 2005, the Company underwent a period of uncertainty. In response, the Compensation Committee and the Board of Directors discussed the performance of the remaining Section 16 Officers, the need to retain talented officers, competition from other companies seeking talented executive officers, and the difficulty in finding a similarly-talented replacement executive team. The Compensation Committee determined it was necessary for the stability of the Company, including the entire employee base, and ongoing operations of the Company to retain the services of the remaining executive officers and, after discussions with external advisors and the Board of Directors, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that Messrs. Oakes, Laird, Crussell and Dholakia and Ms. Rottenberg each be awarded a retention bonus equal to 1.5 times their annual base salary then in effect. The retention bonus is payable in two equal cash payments, the first on October 19, 2006 and the second on October 19, 2007, on the condition that such individual is still employed by the Company on the date of payment; provided, however, that if (a) the individual’s employment is terminated without cause, or (b) the individual resigns for good reason, the full amount of the bonus then unpaid shall be payable six months following the date of termination or resignation of employment upon delivery of a full release in satisfactory form to the Company. The provisions of each retention bonus agreement shall survive a change of control of the Company. In October 2006, per the retention bonus agreements, the Company paid Mr. Crussell a retention bonus of $206,250; Mr. Dholakia a retention bonus of $168,750; Mr. Laird a retention bonus of $187,500; and Ms. Rottenberg a retention bonus of $165,000.

Mr. Oakes resigned as an officer of the Company, effective May 31, 2006, and such resignation was deemed to be for good reason under the terms of his retention bonus agreement. Therefore, his retention bonus payment was accelerated and Mr. Oakes received his full retention bonus of $480,000 due under his retention bonus agreement. Pursuant to the terms of Mr. Oakes’ separation agreement, his retention bonus payment was paid in January 2007, as more fully described below under “Transactions with Related Persons.”

Supplemental Bonuses.  In addition, the Compensation Committee may award special bonuses based on a number of factors, including extraordinary performance, market demands, or other factors. No supplemental cash bonuses were paid in 2006, but the Compensation Committee approved a supplemental option grant to Mr. Dholakia in recognition for his role in the Company’s acquisition of MindSolve Technologies, Inc., as described below in “Stock-Based Compensation.”

Stock-Based Compensation

The Compensation Committee of our Board of Directors is authorized to grant options and other stock awards to our Section 16 Officers. The Company uses stock to motivate and retain our Section 16 Officers for the long term. We believe that equity grants provide our Section 16 Officers with a strong link to our long-term performance and closely align the interests of our Section 16 Officers and our stockholders. Stock awards in 2006 for Section 16 Officers were in the form of stock options; though the Company has in the past issued stock awards to certain Section 16 Officers in the form of restricted stock. Options are typically granted annually, although supplemental options are granted occasionally. Stock options are granted with an exercise price per share equal to the market price of the Company’s common stock on the date of grant. All stock grants have been, whether in the form of options or restricted stock, subject to vesting provisions to encourage Section 16 Officers to remain employed with the Company. In addition, in 2006 the Company engaged Radford Surveys + Consulting, an independent compensation consultant, to provide competitive data regarding stock based compensation to assist the Compensation Committee in its review and to establish guidelines for future option grants. The Company awards Section 16 Officers stock grants based upon each officer’s relative position, responsibilities and performance over the previous fiscal year and the officer’s anticipated future performance, potential and responsibilities. The Compensation Committee also reviews prior grants to each Section 16 Officer, including the number and value of shares that continue to be subject to vesting under their respective outstanding option grants, in determining the size of option grants to each of the Section 16 Officers. Lastly, the Compensation Committee considers the expense associated with stock options and restricted stock awards as set forth in the Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments (“SFAS No. 123R”), which was issued by the Financial Accounting Standards Board in December 2004 in determining the amount of the award.

On June 9, 2006, our stockholders approved an increase in the number of shares of stock reserved under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). With one exception as described below, all equity grants made to Section 16 Officers in 2006 were made on June 12, 2006, the next meeting of our Compensation Committee after the June 9, 2006 meeting of our stockholders and after the increase of available shares under the 2004 Plan took effect. The Compensation Committee also approved a supplemental bonus grant of 10,000 shares, which will vest in full on the first anniversary of the grant, to Sanjay Dholakia, our Senior Vice President, Corporate and Business Development, in recognition for his role and contributions in the Company’s acquisition of MindSolve Technologies, Inc. This grant to Mr. Dholakia was made on December 7, 2006; the first regularly scheduled Compensation Committee meeting following the closure of the MindSolve acquisition in November 2006.

The Company does not attempt to time the award of stock option grants in advance of material announcements to achieve lower exercise prices. Likewise, stock options are granted with an exercise price equal to the fair market value at the close of market on the date of grant, unless the Compensation Committee approved otherwise. In 2006, the Compensation Committee, following the above procedures, granted stock options to the Company’s Section 16 Officers as summarized below in “Grants of Plan Based Awards.”

Other Considerations

Because the Company has not achieved U.S. federal taxable income and had over $345 million of federal net operating loss carry-forwards as of December 31, 2006, the Compensation Committee has not deemed it necessary to make compensation decisions based on tax treatment on various compensation components. The Compensation Committee, from time to time as it deemed necessary, analyzed the accounting treatment of various types of compensation and used this as a factor in its determination of specific compensation components.

We believe establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Section 16 Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, and life insurance and our 401(k) plan, which includes, subject to certain limits, matching by the Company, in each case on the same basis as other employees. We also reimburse all of our employees, including our Section 16 Officers, for the premiums on short and long-term disability insurance.

The Company does not provide material perquisites to its Section 16 Officers as part of its compensation program nor does it currently provide defined benefit pension benefits or deferred compensation arrangements to its employees. To date, the Company has not established any policy regarding required share ownership by executives or directors. The Company’s stock trading policy, which applies to all employees and directors, prohibits speculative transactions involving the Company’s securities, including puts, calls, short sales or purchasing securities on margin.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Members of the Compensation Committee
During Fiscal Year 2006:

John Coné, Chair
Ali Kutay
Sally Narodick
Vijay Vashee

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2006

The following table shows for the fiscal year ended December 31, 2006 compensation awarded or paid to, or earned by, the Company’s current Chief Executive Officer, Chief Financial Officer, its other three most highly compensated executive officers all as of December 31, 2006 and its former President (the “Named Executive Officers”).

Name and Principal Positions	Year	Salary ($)	Stock Awards ($) (2)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Donald Fowler Chief Executive Officer	2006	$398,462	—		$655,422	$231,035	(5)	$6,993	(10)	$1,291,912

Neil Laird Chief Financial Officer	2006	$271,859	$84,189		$207,369	$321,211	(6)	$10,977	(10)	$895,605

David Crussell Chief Operating Officer	2006	$307,083	$84,189		$216,894	$387,126	(7)	$8,477	(10)	$1,003,769

Erika Rottenberg Senior Vice President, General Counsel, and Secretary	2006	$237,410	—		$67,088	$270,456	(8)	$9,655	(10)(11)	$584,609

Sanjay Dholakia Senior Vice President, Corporate and Business Development	2006	$233,263	—		$231,040	$259,845	(9)	$8,477	(10)	$732,625

Kevin Oakes Former President (1)	2006	$175,178	$32,243	(3)	—	$29,258	(5)	$559,003	(10)(11)(12)	$795,682

(1)	Mr. Oakes was President of the Company until May 31, 2006.

(2)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2006 for restricted stock awards as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. These compensation expenses include restricted stock awards granted prior to 2006. The assumptions used to calculate the value of the restricted stock awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The amounts realized from these restricted stock awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(3)	Represents the compensation expense of 18,750 shares of restricted stock which vested on May 26, 2006. When Mr. Oakes ceased to be an employee of the Company on May 31, 2006, 56,250 shares of restricted stock had not vested and were forfeited.

(4)	Amounts shown do not reflect compensation actually received, but are the expense recognized by the Company in 2006 for stock option awards as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. These compensation expenses include stock option awards granted in and prior to 2006. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

(5)	Amount paid pursuant to the Executive Bonus Plan.

(6)	Includes $187,500 paid pursuant to retention bonus agreement with the Company and $133,711 pursuant to the Company’s Executive Bonus Plan.

(7)	Includes $206,250 paid pursuant to retention bonus agreement with the Company and $180,876 pursuant to the Company’s Executive Bonus Plan.

(8)	Includes $165,000 paid pursuant to retention bonus agreement with the Company and $105,456 pursuant to the Company’s Executive Bonus Plan.

(9)	Includes $168,750 paid pursuant to retention bonus agreement with the Company and $91,095 pursuant to the Company’s Executive Bonus Plan.

(10)	Includes amounts reimbursed for short-term and long-term disability insurance and life insurance, and amounts paid by the Company to match individual’s 401(k) contributions.

(11)	Includes compensation expense with respect to stock purchases under the Company’s Employee Stock Purchase Plan,

(12)	Includes $480,000 paid pursuant to Mr. Oakes’ retention bonus agreement, $58,333 in consulting fees and COBRA reimbursements of $6,636 as more fully described below under “Transactions with Related Persons.”

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2006

The following table shows certain information regarding awards granted to the Named Executive Officers during the fiscal year ended December 31, 2006:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Donald Fowler	2/8/06	$0	$240,000		$240,000
	6/12/06						75,000	$6.00	$365,707

Neil Laird	2/8/06	$0	$137,500		$137,500
	6/12/06						40,000	$6.00	$195,044

David Crussell	2/8/06	$0	$186,000		$186,000
	6/12/06						75,000	$6.00	$365,707

Erika Rottenberg	2/8/06	$0	$108,000		$108,000
	6/12/06						30,000	$6.00	$146,283

Sanjay Dholakia	2/8/06	$0	$94,000		$94,000
	6/12/06						30,000	$6.00	$146,283
	12/7/06						10,000	$6.89	$55,266
Kevin Oakes (1)	2/8/06	$0	$32,000	(1)	$32,000	(1)

(1)	Mr. Oakes was President of the Company until May 31, 2006 and therefore was only eligible for the financial component of the Executive Bonus Plan for the first quarter of 2006.

(2)	These rows show the range of payouts under the Company’s Executive Bonus Plan in 2006 as described in the section titled “Performance Bonus” in the Compensation Discussion and Analysis. The actual amount paid under the Executive Bonus Plan for each participant is set forth in the Summary Compensation Table.

(3)	Amounts shown do not reflect compensation actually received, but are the total expense recognized by the Company for stock option awards over the life of the award as determined pursuant to SFAS No. 123R, disregarding any adjustments for estimated forfeitures. The assumptions used to calculate the value of the stock option awards are set forth in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The amounts realized from these stock option awards, if any, will depend on the future market value of our common stock when these shares are sold and there is no assurance that the actual amounts realized will be at or near the values shown.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Donald Fowler	14,653	0		$3.62	1/28/2013
	10,000	0		$7.62	4/14/2014
	60,000	0		$4.72	10/19/2015
	106,666	133,334	(2)	$4.34	11/29/2015
	9,375	65,625	(3)	$6.00	6/12/2016

Neil Laird	87,924	0		$2.46	8/6/2012
	60,447	5,496	(4)	$3.62	4/25/2013
	75,000	0		$7.62	4/14/2014
	5,000	35,000	(3)	$6.00	6/12/2016
						37,500	$226,875	(5)

David Crussell	5,344	0		$7.37	3/18/2012
	80,136	0		$7.37	3/17/2012
	24,421	0		$2.54	8/14/2012
	87,313	7,938	(4)	$3.62	4/25/2013
	60,000	0		$7.62	4/14/2014
	9,375	65,625	(3)	$6.00	6/12/2016
						37,500 (5)	$226,875	(5)

Erika Rottenberg	75,101	0		$7.89	3/17/2014
	17,708	32,292	(6)	$4.47	7/15/2015
	3,750	26,250	(3)	$6.00	6/12/2016

Sanjay Dholakia	7,325	0		$43.50	2/8/2011
	7,326	0		$18.92	9/3/2011
	34,191	0		$11.38	1/7/2012
	36,633	0		$2.54	8/14/2012
	67,164	6,106	(4)	$3.62	4/25/2013
	60,000	0		$7.62	4/14/2014
	21,250	38,750	(6)	$4.47	7/15/2015
	3,750	26,250	(3)	$6.00	6/12/2016
	0	10,000	(7)	$6.89	12/6/2016

Kevin Oakes (1)	100,000			$7.62	5/31/2007

(1)	Mr. Oakes was President of the Company until May 31, 2006.

(2)	Option vested as to 13,333 shares on May 19, 2006 and on each one-month anniversary thereafter.

(3)	1/8th of the shares subject to the option vested and became exercisable on December 12, 2006 and 1/48th of the shares subject to the option vested and became exercisable on January 12, 2007 and each one-month anniversary thereafter.

(4)	1/8th of the shares subject to the option vested and became exercisable on October 23, 2003 and 1/48th of the shares subject to the option vested and became exercisable on November 23, 2003 and each one-month anniversary thereafter.

(5)	12,500 shares will vest on May 25, 2007 and the remainder on May 25, 2008. Valuation based on the closing price of the Company’s common stock of $6.05 on December 29, 2006.

(6)	1/8th of the shares subject to the option vested and became exercisable on January 15, 2006 and 1/48th of the shares subject to the option vested and became exercisable on February 15, 2006 and each one-month anniversary thereafter.

(7)	All of the shares vest and become exercisable on December 7, 2007.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2006

The following tables show for the fiscal year ended December 31, 2006 certain information regarding options exercised or the vesting of restricted stock held by the Named Executive Officers:

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Neil Laird					12,500	$68,863	(3)
David Crussell					12,500	$68,863	(3)
Kevin Oakes (1)	60,930	(2)	$209,784	(2)	18,750	$103,294	(3)

(1)	Mr. Oakes was President of the Company until May 31, 2006.

(2)	Options for 26,930 shares were exercised and sold on August 7, 2006 and options for 34,000 shares were exercised and sold on August 8, 2006. Value realized based on the actual sale price of the shares sold less the exercise price for such shares.

(3)	Value based on the closing price of the Company’s common stock of $5.51 on May 26, 2006, the date these shares vested, less the par value for these shares.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options as of December 31, 2006	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 31, 2006
Equity compensation plans approved by stockholders (1)	6,300,077	$6.80	1,853,020
Equity compensation plans not approved by stockholders	Not applicable	Not applicable	Not applicable
Total	6,300,077	$6.80	1,853,020

(1)	List of plans includes: SumTotal Systems’ 2004 Equity Plan (the “2004 Equity Plan”), Docent’s 1997 Stock Option Plan, Docent’s 2000 Omnibus Equity Incentive Plan, Click2learn’s 1995 Combined Incentive and Nonqualified Stock Option Plan, Click2learn’s 1998 Equity Incentive Plan, Click2learn’s 1998 Directors’ Stock Option Plan and Intelliprep Technologies, Inc. 2000 Equity Incentive Plan. The only plan under which shares have been issued since March 19, 2004 is the 2004 Equity Plan.

Change of Control Agreements

The occurrence or possibility of a change of control of the Company can be a distraction to our Section 16 Officers and can cause them to consider other employment opportunities or be influenced by the impact of a change of control and therefore, to assure the continued dedication and objectivity of our Section 16 Officers, the Company believes that it is in its best interests to enter into change of control agreements with its current Section 16 Officers. These agreements provide that, if the individual’s employment with the Company and its subsidiaries is involuntarily terminated without cause within twelve months following the occurrence of a change of control of the Company or if the individual voluntarily terminates his employment within three months of the occurrence of an event constituting good reason and on account of an event constituting good reason within twelve months following the occurrence of a change of control, the individual will be entitled to (i) 12 months base salary, (ii) 100% of the individual’s annual target bonus, (iii) unpaid amounts payable pursuant to the individual’s retention bonus agreement with the Company; (iv) continued health insurance coverage for twelve months following the date of termination and (v) full vesting of any outstanding options and, if applicable, restricted stock held by the individual at the time of termination. As a condition of receipt of benefits, the individual must comply with all of the terms of the change of control agreement, including an agreement not to solicit employees of the Company or perform services for a competitor of the Company for one year following the individual’s termination of employment. In addition, the individual will be required to execute a release of claims, releasing all rights and claims against the Company relating to the individual’s employment with the Company.

The following table describes the potential payments and benefits that would have been paid to each of our current Section 16 Officers, with the exception of Mr. Oakes, under the terms of their respective change of control agreement, as if their employment terminated as of December 29, 2006, the last business day of our last fiscal year.

	Salary	Executive Bonus Plan (1)	Retention Bonus	Health Benefits (2)	Stock/ Options (3)	Total
Donald Fowler	$400,000	$240,000	—	$1,035	$231,282	$872,317
Neil Laird	$275,000	$137,500	$187,500	$6,493	$241,980	$848,473
David Crussell	$310,000	$186,000	$206,250	$20,331	$249,446	$972,027
Erika Rottenberg	$240,000	$108,000	$165,000	$6,493	$52,334	$571,827
Sanjay Dholakia	$235,000	$94,000	$168,750	$20,331	$77,375	$595,456

(1)	Equals maximum payout under the Executive Bonus Plan

(2)	Estimated value of premiums for one year of health coverage, based on individual’s current coverage and rates for 2007.

(3)	Value of unvested stock options and restricted stock based on the closing price of the Company’s common stock of $6.05 on December 29, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

The Company has entered into retention bonus agreements and change of control agreements with certain of its Section 16 Officers. These are discussed above under the headings “Retention Bonus” and “Change of Control Agreements.”

The Company has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

On February 10, 2006, the Company entered into a separation, release and consulting agreement with Kevin Oakes in connection with his resignation as President of the Company, effective as of May 31, 2006. At the time of the separation agreement, Mr. Oakes was, and is currently, a director of the Company. The separation agreement was recommended by the Compensation Committee and unanimously approved by the Board of Directors, with Mr. Oakes abstaining from such vote. In addition to the payment of Mr. Oakes’ full retention bonus of $480,000 pursuant to the terms of his retention bonus agreement and paid in January 2007, the separation agreement provides, among other things, that Mr. Oakes receive (i) an annual consulting fee of $100,000 for the period from June 1, 2006 until May 31, 2008; (ii) the Company’s rights to the URL topshelf.com; (iii) first quarter bonus payment under Executive Bonus Plan for 2006 and (iv) reimbursements for monthly payments for COBRA benefits for up to a maximum of two years, which in 2006 totaled $6,636. The separation agreement provides for the Company’s standard release provisions.

Review, Approval or Ratification of Transactions With Related Persons

As set forth in its charter, our Audit Committee is responsible for reviewing and approving all related-party transactions, including transactions between the Company and its directors and officers. In February 2007, the Audit Committee and Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted, written policies and procedures relating to the approval or ratification of related-party transactions. Under the policies and procedures, our Audit Committee is to review the material facts of all related-party transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related-party transaction, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the related-party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any approval of a related-party transaction for which he or she is a related person. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company to follow in its ongoing dealings with the related person and thereafter, from time-to-time, as it deems appropriate, review and assess ongoing relationships with the related person and assess whether they are in compliance with the Audit Committee’s guidelines.

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2006, the Compensation Committee consisted of Messrs. Coné, Kutay, Vashee and Ms. Narodick. No one who served as a member of the Compensation Committee at any time during 2006 is or was an officer or an employee of the Company while serving as a member of the Compensation Committee. No executive officer of the Company served or serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee has been established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules, and it operates under a written charter adopted by the Board. The Company intends for the composition of the Audit Committee, and the attributes of its members and its responsibilities, as reflected in its charter, to be in accordance with applicable requirements for corporate audit committees.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls relating, for example, to the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets. BDO Seidman, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

For most of 2005, the Company used KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm. On August 25, 2005, KPMG notified the Audit Committee that KPMG declined to stand for re-election as principal accountants, and such relationship would cease upon completion of the review of the Company’s interim financial statements as of September 30, 2005 and for the three- and nine-month periods then ended and the filing by the Company of its Form 10-Q for the period ended September 30, 2005 with the Securities and Exchange Commission. In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through August 25, 2005, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2004, KPMG advised that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of certain material weaknesses identified in management’s assessment.

The audit report of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of certain material weaknesses related to the achievement of the objectives of the control criteria. The Company requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made above and a letter to this effect dated August 31, 2005 was sent from KPMG to the Securities and Exchange Commission.

After evaluating several candidates for a replacement independent registered public accounting firm for the Company, the Audit Committee engaged BDO Seidman, LLP as the Company’s independent registered public accounting firm on October 11, 2005.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is indeed “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing the Company’s financial statements, internal control over financial reporting and audit matters. The Audit Committee meets each quarter with BDO Seidman, LLP, and management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings press releases. Management’s and the independent registered public accounting firm’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and independent auditors, including the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by BDO Seidman, LLP, of the Company’s system of internal control, the quality of the financial reporting, and the process for legal and regulatory compliance. The Audit Committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with BDO Seidman, LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2006.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by BDO Seidman, LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chair then communicates such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services, including services related to Section 404, from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BDO Seidman, LLP their independence.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2006 with management and BDO Seidman, LLP; management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles; and BDO Seidman, LLP represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and other discussions, and the reports of BDO Seidman, LLP, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 which the Company filed with the SEC on March 16, 2007.

Respectfully submitted,

The Audit Committee

Jack Acosta, Chair
Ali Kutay
Vijay Vashee

ACCOUNTANTS

Fees Paid to Principal Accountants

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal year 2005 and BDO Seidman, LLP for fiscal years 2005 and 2006:

	2005 KPMG	2005 BDO (1)(2)	2006 BDO
Audit Fees — the aggregate fees billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements	$279,000	$1,454,000	$1,224,000	(3)

Audit Related Fees — the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including conducting mergers and acquisitions due diligence	$129,000	$6,000

Tax Fees — the aggregate fees billed for tax compliance, tax advice and tax planning			$56,000

All Other Fees — the aggregate fees billed for other products and services

Total	$408,000	$1,460,000	$1,280,000

(1)	Includes $112,000 in fees for assurance and related services related to Sarbanes-Oxley Section 404 testing.

(2)	BDO Seidman’s audit fees for 2005 include $110,000 in fees incurred in 2005 related to the audit of the consolidated balance sheet of the Company, Inc. as of December 31, 2005, the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year then ended. Also includes $848,000 in fees for assurance and related services related to Sarbanes-Oxley Section 404 testing of which $418,724 were fees incurred in 2005 related to the audit of internal control over financial reporting as of December 31, 2005.

(3)	Includes $483,000 in fees for assurance and related services related to Sarbanes-Oxley Section 404 testing.

COMMUNICATING WITH THE COMPANY

If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

1.	To have information such as the Company’s latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., please call the transfer agent Mellon Investor Services at 1-800-240-0250.

2.	To view the Company’s web site on the Internet, use the Company’s Internet address: www.sumtotalsystems.com. The Company’s web site includes product, corporate and financial data, as well as recent earnings releases, current stock price, an electronic file of this Proxy Statement, Form 10-K, Form 10-Q, the Company’s Annual Report to stockholders, job listings, ethics policies and charters for each committee of the Board.

3.	To reach the Company’s Investor Relations representative, please call 650-934-9500.

If stockholders would like to write to the Company, please direct any correspondence to the following address:

SumTotal Systems, Inc. 1808 North Shoreline Blvd. Mountain View, California 94043 Attn: Investor Relations

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that they will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder has revoked their consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate annual report and proxy statement, the stockholder may notify their broker and direct their written request to SumTotal Systems, Inc., Attention: Investor Relations, 1808 North Shoreline Blvd., Mountain View, California 94043, or contact the Company directly at 650-934-9500.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

The Board of Directors hopes that stockholders will attend the meeting. Whether or not a stockholder plans to attend, all stockholders are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors

Erika Rottenberg
Senior Vice President,
General Counsel and Secretary
April 27, 2007

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the nominees for Director listed below in Proposal 1 and “FOR” Proposal 2.

1.	Election of Directors: Nominees: 01 Sally Narodick 02 Kevin Oakes	FOR ALL NOMINEES (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Selection of BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

Signature _______________________________________ Signature ___________________________________ Date _________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
  FOLD AND DETACH HERE  

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/sumt Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

SumTotal Systems, Inc. Annual Meeting of Stockholders - June 8, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of SumTotal Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Donald Fowler and Erika Rottenberg, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 1808 North Shoreline Boulevard, Mountain View, CA 94043 on June 8, 2007 at 10:00 AM, and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued, and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE  

You can now access your SumTotal Systems, Inc. account online.

Access your SumTotal Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for SumTotal Systems, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

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www.melloninvestor.com/isd/
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163